Exhibit 23.1





                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS


Jones Apparel Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 6, 1998, relating to the consolidated financial statements and schedules of Jones Apparel Group, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                             BDO SEIDMAN, LLP


New York, New York
October 27, 1998